1. Corporate Name

The name of the corporation is Almco Plumbing, Inc.

2. Business Addresses
a. Initial Street Address of Corporation	City	State	Zip Code
1020 E. Washington Ave. APT #94	Escondido	CA	92025

b. Initial Mailing Address of Corporation	City	State	Zip Code
P.O. Box 502545	San Diego	CA	92150-2545

3. Service of Process

a. California Agent's First Name (if agent is not a corporation)	Middle Name	Last Name	Suffix
Vladyslav		Khorenko

b. Street Address (if agent is not a corporation). Do not enter a P.O. Box	City	State	Zip Code
1020 E. Washington Ave. APT #94	Escondido	CA	92025

4. Shares.

This corporation is authorized to issue only one class of shares of stock. The total number of shares which this corporation is authorized to issue is 2500

5. Purpose Statement

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

6. Read and Sign Below (This form must be signed by each incorporator. See instructions for signature requirements.)

/s/ Vladyslav Khorenko	Vladyslav Khorenko
Signature	Type or Print Name